AGREEMENT

          This Agreement made and entered into this ______ day of ___________, 1997, by and between ISRAEL FINTZ (hereinafter referred to as "Owner") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                                W I T N E S S E T H :
          WHEREAS, simultaneously with the execution of this Agreement, Purchaser entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with Magic Box, Inc., a Florida corporation (hereinafter referred to as "Seller" ), for the acquisition of substantially all of Seller's assets relating to its business of providing micro-computer products and computer integration and networking services to customers in southern Florida (the "Business"); and

          WHEREAS,  Owner  owns   forty  percent  (40%)   percent  of   the
          outstanding stock of Seller; and

          WHEREAS, Purchaser would not have entered into the Asset Purchase Agreement with Seller without the consent of Owner to enter into this covenant not to compete agreement; and

          WHEREAS, pursuant to Sections 8 and 13.2(d)(vii) of said Asset Purchase Agreement, Owner agreed to enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Asset Purchase Agreement, the parties hereto agree as follows:

          1. As an inducement for Purchaser to enter into the Asset Purchase Agreement with Seller (40% of the stock of which is owned by Owner), Owner covenants and agrees that for a period equal to the later of (i) three (3) years from the closing of the Asset Purchase Agreement of even date herewith, or (ii) one (1) year after the termination of Owner's employment with Purchaser under an Employment Agreement executed by and between Owner and Purchaser of even date herewith (except that if Owner is terminated from employment by the Purchaser without cause during the term of his Employment Agreement with Purchaser of even date, or if the Employment Agreement is terminated by the Owner for Good Reason as defined therein, then the term of this Agreement shall be for a period equal to three (3) years from the closing date of the Asset Purchase Agreement), Owner will not, or with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

               (a) Solicit, divert or take away, or attempt to solicit, divert or take away, any of the business, clients, customers or
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          patronage of  Purchaser or  any affiliate  or subsidiary  thereof relating to the Business of Purchaser, as defined below;

               (b) Attempt to seek or cause any clients or customers of Purchaser or any such affiliate or subsidiary relating thereto to refrain from continuing their patronage of the Business of Purchaser;

               (c) Engage in the Business of Purchaser in any state in which Purchaser or its subsidiaries do business during the term of this Agreement. A list of the states in which Purchaser and its subsidiaries currently transact business is attached hereto as Exhibit A;

               (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary;

               (e) Nothing in this Agreement shall prohibit Owner from owning stock in a computer-based training services business known as Ace Education, Inc.
               For purposes of this Section, the "Business of Purchaser" shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

               (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wolesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

               (ii) Sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products; and

               (iii) Sale or servicing of microcomputer products and computer integration products, peripheral devices and related products and the sale of microcomputer products and computer integration and networking services.

               Owner has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Owner herein, and agrees that the same are necessary for the reasonable and proper protection of the Seller's Business acquired by Purchaser and have been separately bargained for and agrees that Purchaser has been induced to enter into the Asset Purchase Agreement and pay the consideration described in Paragraph 2 by the representation of Owner that he will abide by and be bound by each of the covenants and restrictions herein; and Owner agrees that

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          Purchaser is entitled to  injunctive relief in  the event of  any breach  of  any  covenant  or  restriction  contained  herein  in
          addition to all other remedies provided by law or equity.   Owner
          hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the line of business, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

               The parties acknowledge that this Agreement is being entered into to protect a legitimate business interest of Purchaser including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise
          does  not   qualify   as   trade   secrets;   (iii)   substantial
          relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an ongoing business by way of trade name, trademark, service mark, or trade dress, a specific geographic location, or a specific marketing or trade area; and (v) extraordinary or specialized training. In the event that any provision or portion of this
          Paragraph  1   shall  for   any  reason   be  held   invalid   or
           unenforceable, it is agreed  that the same  shall not affect  the validity or enforceability of any other provision of Paragraph  1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reasonableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.

               Notwithstanding anything to the contrary herein, the terms of this non-competition agreement shall be null, void and of no force and effect against Owner if there is an uncured Event of Default under the promissory note executed by Purchaser in favor of Seller.

          2. The consideration for Owner's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including consideration paid by the Purchaser to Seller pursuant to an Asset Purchase Agreement to which Owner is a party of even date herewith.

          3. The terms and conditions of this Agreement shall be binding upon the Owner and Purchaser, and their successors, heirs and assigns.

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          IN WITNESS WHEREOF, the parties hereto have executed this  Agree-
          ment on the day and year first above written.
                                           OWNER
                                           _____
               __________________________________
                                     ISRAEL FINTZ
                                           PURCHASER
                                           _________
                                           POMEROY COMPUTER RESOURCES, INC.
               By:________________________________
                                        -
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                                      EXHIBIT A

                              STATES IN WHICH PURCHASER

                      AND/OR ITS SUBSIDIARIES TRANSACT BUSINESS

               1.   Alabama
               2.   Florida
               3.   Indiana
               4.   Iowa
               5.   Kentucky
               6.   North Carolina
               7.   Ohio
               8.   South Carolina
               9.   Tennessee

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